Exhibit 99.1
Lifetime Brands, Inc. Reports Second Quarter 2021 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, August 5, 2021 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended June 30, 2021.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased to have sustained the momentum we created in the first quarter of 2021 through the second quarter, with net sales up 24.3% and an increase in income from operations of $6.7 million compared to the second quarter of 2020. Demand for our products remains strong, and in addition to delivering another consecutive quarter of growth in our core U.S. business, our international operations continued to improve, driven by the recovery in Europe, growth in Asia and most notably the actions taken to restructure this business unit during 2020. As geographies have reopened and brick and mortar sales across both our U.S. and international businesses have increased, we have continued to invest in inventory to meet this growing demand and to deliver for our customers and consumers. Additionally, we are taking action to mitigate the impacts of supply chain challenges and increased shipping costs, which are being felt across the industry. We believe we are well positioned to navigate the current environment and we are confident in our ability to continue driving growth and profitability.”

Mr. Kay continued, “While we are closely monitoring macroeconomic headwinds, our outstanding results and execution give us confidence in our outlook for the remainder of the year, and we are pleased to be raising our full year 2021 net sales, net income and EBITDA guidance. As we look ahead, we remain focused on leveraging our strong cash flow and balance sheet to continue investing in our strategic initiatives and delivering value for all Lifetime Brands stakeholders.”
Second Quarter Financial Highlights:
Consolidated net sales for the three months ended June 30, 2021 were $186.6 million, representing an increase of $36.5 million, or 24.3%, as compared to net sales of $150.1 million for the corresponding period in 2020. In constant currency, a non-GAAP financial measure, consolidated net sales increased by $34.3 million, or 22.5%, as compared to consolidated net sales in the corresponding period in 2020. A table which reconciles this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended June 30, 2021 was $66.2 million, or 35.4%, as compared to $54.2 million, or 36.1%, for the corresponding period in 2020.
Income from operations was $11.0 million, as compared to $4.3 million for the corresponding period in 2020.
Net income was $5.8 million, or $0.26 per diluted share, as compared to a net loss of $(4.0) million, or $(0.19) per diluted share, in the corresponding period in 2020.
Adjusted net income was $6.1 million, or $0.28 per diluted share, as compared to adjusted net loss, of $(3.1) million, or $(0.15) per diluted share, in the corresponding period in 2020. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Six Months Financial Highlights:
Consolidated net sales for the six months ended June 30, 2021 were $382.3 million, representing an increase of $87.1 million, or 29.5%, as compared to net sales of $295.2 million for the corresponding period in 2020. In constant currency, a non-GAAP financial measure, consolidated net sales increased by $84.0 million, or 28.1%, as compared to consolidated net sales in the corresponding period in 2020.

Gross margin for the six months ended June 30, 2021 was $132.2 million, or 34.6%, as compared to $107.1 million, or 36.3%, for the corresponding period in 2020.
Income from operations was $20.2 million, as compared to a loss from operations of $(20.9) million for the corresponding period in 2020. Excluding a $20.1 million non-cash charge for goodwill impairment, and a $2.8 million non-cash charge for bad debt reserves to establish a provision against potential credit problems from certain retail customers due to the COVID-19 pandemic, income from operations would have been $2.0 million, for the corresponding period in 2020.
Net income was $8.9 million, or $0.40 per diluted share, as compared to a net loss of $(32.1) million, or $(1.55) per diluted share, in the corresponding period in 2020.
Adjusted net income was $8.9 million, or $0.41 per diluted share, as compared to adjusted net loss, of $(8.8) million, or $(0.42) per diluted share, in the corresponding period in 2020. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $96.7 million for the twelve months ended June 30, 2021. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Full Year 2021 Guidance Update
For the full fiscal year ending December 31, 2021, the Company is providing revised financial guidance:

	Year Ended December 31, 2020	Guidance for the Year Ending December 31, 2021
Net sales	$769.2 million	$870 to $890 million
Income from operations	$25.0 million	$55 to $58.5 million
Adjusted income from operations	$47.9 million	$55 to $58.5 million
Net (loss) income	$(3.0) million	$28.1 to $30.8 million
Adjusted net income	$20.2 million	$28.1 to $30.8 million
Diluted (loss) income per common share	$(0.14) per share	$1.28 to $1.40 per share
Adjusted diluted income per common share	$0.95 per share	$1.28 to $1.40 per share
Weighted-average diluted shares	20.9 million	22 million
Adjusted EBITDA	$77.3 million	$84 to $88 million
This guidance is based on a forecasted GBP to USD rate of $1.35. Net income and diluted income per common share were calculated based on an effective tax rate of 30%. Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Dividend
On August 3, 2021, the Board of Directors declared a quarterly dividend of 0.0425 per share payable on November 15, 2021 to shareholders of record on November 1, 2021.
Conference Call
The Company has scheduled a conference call for Thursday, August 5, 2021 at 11:00 a.m. The dial-in number for the conference call is (877) 876-9174 (U.S.) or (785) 424-1669 (International), Conference ID: LCUTQ221.
A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/3338822/E67971FE77F9A7A1474782ECB6E298D7

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted income from operations, adjusted net income (loss), adjusted diluted income (loss) per common share, and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “intend,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; our expectations regarding the future level of demand for our products; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.

Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$186,636	$150,140	$382,289	$295,210
Cost of sales	120,475	95,972	250,128	188,108
Gross margin	66,161	54,168	132,161	107,102
Distribution expenses	18,931	15,192	37,577	31,749
Selling, general and administrative expenses	36,229	34,427	74,337	75,949
Restructuring expenses	—	253	—	253
Goodwill and other impairments	—	—	—	20,100
Income (loss) from operations	11,001	4,296	20,247	(20,949)
Interest expense	(3,819)	(4,230)	(7,833)	(8,966)
Mark to market gain (loss) on interest rate derivatives	46	(164)	544	(2,415)
Income (loss) before income taxes and equity in earnings (losses)	7,228	(98)	12,958	(32,330)
Income tax (provision) benefit	(1,832)	(3,031)	(4,248)	698
Equity in earnings (losses), net of taxes	393	(848)	146	(509)
NET INCOME (LOSS)	$5,789	$(3,977)	$8,856	$(32,141)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.27	$(0.19)	$0.42	$(1.55)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.26	$(0.19)	$0.40	$(1.55)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$33,345	$35,963
Accounts receivable, less allowances of $16,901 at June 30, 2021 and $17,013 at December 31, 2020	120,494	170,037
Inventory	218,184	203,164
Prepaid expenses and other current assets	9,140	12,129
Income taxes receivable	1,750	—
TOTAL CURRENT ASSETS	382,913	421,293
PROPERTY AND EQUIPMENT, net	22,544	23,120
OPERATING LEASE RIGHT-OF-USE ASSETS	92,517	96,543
INVESTMENTS	23,778	20,032
INTANGIBLE ASSETS, net	235,762	244,025
OTHER ASSETS	2,048	2,468
TOTAL ASSETS	$759,562	$807,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$11,530	$17,657
Accounts payable	55,392	66,095
Accrued expenses	78,067	80,050
Income taxes payable	—	4,788
Current portion of operating lease liabilities	12,300	11,480
TOTAL CURRENT LIABILITIES	157,289	180,070
OTHER LONG-TERM LIABILITIES	15,174	16,483
INCOME TAXES PAYABLE, LONG-TERM	1,444	1,444
OPERATING LEASE LIABILITIES	97,644	102,355
DEFERRED INCOME TAXES	10,833	10,714
REVOLVING CREDIT FACILITY	—	27,302
TERM LOAN	235,377	238,977
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at June 30, 2021 and December 31, 2020; shares issued and outstanding: 22,006,623 at June 30, 2021 and 21,755,195 at December 31, 2020	220	218
Paid-in capital	268,976	268,666
Retained earnings	7,423	424
Accumulated other comprehensive loss	(34,818)	(39,172)
TOTAL STOCKHOLDERS’ EQUITY	241,801	230,136
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$759,562	$807,481

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$8,856	$(32,141)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,723	12,295
Goodwill and other impairments	—	20,100
Amortization of financing costs	876	878
Mark to market (gain) loss on interest rate derivatives	(544)	2,415
Non-cash lease expense	(768)	2,020
Provision for doubtful accounts	(146)	2,987
Stock compensation expense	2,772	2,746
Undistributed equity in (earnings) losses, net of taxes	(146)	509
Changes in operating assets and liabilities:
Accounts receivable	49,943	12,661
Inventory	(14,305)	2,398
Prepaid expenses, other current assets and other assets	2,931	782
Accounts payable, accrued expenses and other liabilities	(12,516)	39,430
Income taxes receivable	(1,750)	(871)
Income taxes payable	(4,795)	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	42,131	66,209
INVESTING ACTIVITIES
Purchases of property and equipment	(2,497)	(1,380)
Acquisition	(178)	—
NET CASH USED IN INVESTING ACTIVITIES	(2,675)	(1,380)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	10,845	95,851
Repayments of revolving credit facility	(38,131)	(99,134)
Repayments of term loan	(10,478)	(7,583)
Payments for finance lease obligations	(43)	(50)
Payments of tax withholding for stock based compensation	(3,185)	(486)
Proceeds from the exercise of stock options	735	—
Cash dividends paid	(1,957)	(937)
NET CASH USED IN FINANCING ACTIVITIES	(42,214)	(12,339)
Effect of foreign exchange on cash	140	(323)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,618)	52,167
Cash and cash equivalents at beginning of period	35,963	11,370
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,345	$63,537

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended June 30, 2021:

Adjusted EBITDA for the Four Quarters Ended June 30, 2021
(in thousands)
Three months ended June 30, 2021	$18,166
Three months ended March 31, 2021	16,830
Three months ended December 31, 2020	32,458
Three months ended September 30, 2020	29,228
Adjusted EBITDA for the twelve months ended June 30, 2021	$96,682

	Three Months Ended				Twelve Months Ended June 30, 2021
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
	(in thousands)
Net income as reported	$13,913	$15,221	$3,067	$5,789	$37,990
Undistributed equity losses (earnings), net	(147)	(1,620)	247	(393)	(1,913)
Income tax provision	3,711	6,853	2,416	1,832	14,812
Interest expense	4,128	4,183	4,014	3,819	16,144
Mark to market gain on interest rate derivatives	(99)	(172)	(498)	(46)	(815)
Depreciation and amortization	6,090	6,279	5,958	5,765	24,092
Stock compensation expense	1,575	1,630	1,444	1,328	5,977
Acquisition related expenses	57	126	182	72	437
Restructuring expenses (benefit)	—	(42)	—	—	(42)
Adjusted EBITDA	$29,228	$32,458	$16,830	$18,166	$96,682
Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income, adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, mark to market gain on interest rate derivatives, depreciation and amortization, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) as reported	$5,789	$(3,977)	$8,856	$(32,141)
Adjustments:
Acquisition related expenses	72	55	254	102
Restructuring expenses	—	253	—	253
Warehouse relocation	—	303	—	1,093
Mark to market (gain) loss on interest rate derivatives	(46)	164	(544)	2,415
Goodwill and other impairments	—	—	—	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	2,042	235	2,042	235
Gain on change in ownership in equity method investment	(1,732)	—	(1,732)	—
Income tax effect on adjustments	(6)	(162)	73	(889)
Adjusted net income (loss)	$6,119	$(3,129)	$8,949	$(8,832)
Adjusted diluted income (loss) per common share(1)	$0.28	$(0.15)	$0.41	$(0.42)
Adjusted net income and adjusted diluted income per common share in the three and six months ended June 30, 2021 excludes acquisition related expenses, mark to market (gain) on interest rate derivatives, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss and the gain on change in ownership in equity method investment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net (loss) and adjusted diluted (loss) per common share in the three and six months ended June 30, 2020 excludes acquisition related expenses, restructuring expenses, warehouse relocation, mark to market loss on interest rate derivatives, goodwill and other impairments, and foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

(1) Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,965 and 20,824 for the three month period ended June 30, 2021 and 2020, respectively. Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,903 and 20,784 for the six month period ended June 30, 2021 and 2020, respectively. The diluted weighted-average shares outstanding for the three and six month period ended June 30, 2021 include the effect of dilutive securities of 643 and 664, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$166,583	$132,591	$33,992	$166,583	$132,662	$33,921	$(71)	25.6%	25.6%	0.0%
International	20,053	17,549	2,504	20,052	19,672	380	(2,124)	1.9%	14.3%	12.4%
Total net sales	$186,636	$150,140	$36,496	$186,635	$152,334	$34,301	$(2,195)	22.5%	24.3%	1.8%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$342,764	$261,799	$80,965	$342,764	$261,865	$80,899	$(66)	30.9%	30.9%	0.0%
International	39,525	33,411	6,114	39,525	36,462	3,063	(3,051)	8.4%	18.3%	9.9%
Total net sales	$382,289	$295,210	$87,079	$382,289	$298,327	$83,962	$(3,117)	28.1%	29.5%	1.4%

(1) “Constant Currency” is determined by applying the 2021 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full fiscal year ending December 31, 2021 (in millions):

Net income guidance	$28.1 to $30.8
Add back:
Income tax expense	11.9 to 12.7
Interest expense	15
Depreciation and amortization	23.5
Stock compensation expense	5
Other adjustments(1)	0.5 to 1
Adjusted EBITDA guidance	$84 to $88
(1) Includes estimates for acquisition related expenses, undistributed equity in (earnings) losses and other items that are consistent with exclusions permitted by our debt agreements.

Adjusted income from operations, adjusted net income and adjusted diluted income per common share guidance for the full fiscal year ending December 31, 2021 :
With respect to the guidance for adjusted income from operations, adjusted net income and adjusted diluted income per common share, there were no adjustments to the GAAP financial measures, therefore the amounts for adjusted income from operations, adjusted net income and adjusted diluted income per common share are consistent with the GAAP financial measures income from operations, net income and diluted income per common share.
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2020:

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
			(in thousands)
Net (loss) income as reported	$(28,164)	$(3,977)	$13,913	$15,221	$(3,007)
Undistributed equity losses (earnings), net	(339)	848	(147)	(1,620)	(1,258)
Income tax (benefit) provision	(3,729)	3,031	3,711	6,853	9,866
Interest expense	4,736	4,230	4,128	4,183	17,277
Mark to market loss (gain) on interest rate derivatives	2,251	164	(99)	(172)	2,144
Depreciation and amortization	6,234	6,061	6,090	6,279	24,664
Goodwill and other impairments	20,100	—	—	—	20,100
Stock compensation expense	1,326	1,420	1,575	1,630	5,951
Acquisition related expenses	47	55	57	126	285
Restructuring expenses (benefit)	—	253	—	(42)	211
Warehouse relocation expenses	790	303	—	—	1,093
Adjusted EBITDA	$3,252	$12,388	$29,228	$32,458	$77,326

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

Year Ended December 31,
2020
Net loss as reported	$(3,007)
Adjustments:
Acquisition related expenses	285
Restructuring expenses	211
Warehouse relocation expenses	1,093
Mark to market loss on interest rate derivatives	2,144
Goodwill and other impairments	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	235
Income tax effect on adjustments	(858)
Adjusted net income	$20,203
Adjusted diluted income per share (1)	$0.95
(1)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,179 for the year ended December 31, 2020. The diluted weighted-average shares outstanding for the year ended December 31, 2020 include the effect of dilutive securities of 319 shares.
Adjusted income from operations (in thousands):

Year Ended December 31,
2020
(in thousands)
Income from operations	$24,970
Excluded non-cash charges:
Goodwill and other impairments	20,100
Bad debt reserve related to COVID-19 pandemic (1)	2,844
Total excluded non-cash charges	$22,944
Adjusted income from operations	$47,914
(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment of the impact of the COVID-19 pandemic on these accounts